UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

August 27, 2020

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
10624 S. Eastern Avenue, Ste. A-614 Henderson, NV 89052 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

16350 Ventura Boulevard, Suite D #811 Encino, CA 91436 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, the Compensation Committee of the Registrant’s Board of Directors approved, effective as of July 1, 2020, an increase in the annual base salary of each of Peter Derycz, the Registrant’s Chief Executive Officer and President, Alan Urban, the Registrant’s Chief Financial Officer and Secretary, Scott Ahlberg, the Registrant’s Chief Operations Officer, and Marc Nissan, the Registrant’s Chief Technology Officer, to provide a cost of living increase of approximately 3%. The Compensation Committee of the Registrant’s Board of Directors previously extended the term of each officer’s Executive Employment Agreement, effective June 30, 2020, for an additional term of one year ending June 30, 2021.

The Amendments to Executive Employment Agreement memorializing the aforementioned amendments are attached hereto as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment to Executive Employment Agreement effective June 30, 2020, among Research Solutions, Inc., Reprints Desk, Inc. and Peter Derycz.
10.2	Amendment to Executive Employment Agreement effective June 30, 2020, among Research Solutions, Inc., Reprints Desk, Inc. and Alan Urban.
10.3	Amendment to Executive Employment Agreement effective June 30, 2020, among Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.
10.4	Amendment to Executive Employment Agreement effective June 30, 2020, among Research Solutions, Inc., Reprints Desk, Inc. and Marc Nissan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: September 2, 2020	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer